Exhibit 99.1

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2003	2002	2003	2002

Revenues:
Insurance premiums	$79,637	$91,853	$161,242	$182,333
Universal life and annuity product charges	51,426	35,016	95,534	74,058
Net investment income	249,646	251,897	502,863	491,667
Realized gains (losses) on investments	16,649	(41,133)	31,797	(46,387)
Unrealized gains (losses) on investments	42,320	(34,778)	35,027	(54,236)
Other income	18,149	20,465	35,316	32,933

	457,827	323,320	861,779	680,368

Benefits and expenses:
Policyowner benefits	256,114	212,283	474,169	418,446
Underwriting, acquisition and other expenses	36,080	45,602	73,799	83,791
Demutualization costs	—	179	—	464
Restructuring costs	12,670	6,416	15,864	8,211
Amortization of deferred policy acquisition costs and value of business acquired	49,578	28,324	99,974	68,164
Dividends to policyowners	29,740	19,221	64,314	47,624

	384,182	312,025	728,120	626,700

Income before interest and income tax expense	73,645	11,295	133,659	53,668
Interest expense	7,575	6,337	14,374	12,364

Income before income tax expense	66,070	4,958	119,285	41,304
Income tax expense	22,359	696	39,784	12,128

Net income	$43,711	$4,262	$79,501	$29,176

Net income per common share:
Basic	$1.12	$0.11	$2.03	$0.72

Diluted	$1.11	$0.10	$2.02	$0.71

Weighted average common shares outstanding:
Basic	39,161,780	40,155,276	39,112,346	40,749,054

Diluted	39,404,467	40,661,337	39,354,894	41,311,695

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,949,747	$13,328,902
Equity securities	71,285	63,345
Short-term investments	29,831	32,318
Securities held for trading purposes:
Fixed maturity securities	1,854,975	1,843,868
Equity securities	1,921	—
Mortgage loans	911,549	883,034
Real estate	314	476
Policy loans	492,007	496,753
Other investments	590,245	283,794

Total investments	17,901,874	16,932,490
Cash and cash equivalents	645,836	102,612
Accrued investment income	186,437	185,660
Premiums, fees and other receivables	43,683	13,082
Reinsurance receivables	957,530	865,930
Deferred policy acquisition costs	862,278	884,239
Value of business acquired	405,512	454,159
Goodwill	224,075	218,995
Property and equipment	49,657	74,188
Other assets	322,817	326,397
Separate account assets	242,123	235,913

Total assets	$21,841,822	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,725,762	$16,244,016
Policyowner funds	1,524,760	1,335,144

	18,250,522	17,579,160
Accrued expenses and other liabilities	819,138	283,836
Dividends payable to policyowners	399,139	303,062
Policy and contract claims	37,714	39,569
Income taxes payable	57,826	61,325
Deferred income taxes	66,434	16,499
Notes payable	552,586	511,353
Separate account liabilities	242,123	235,913

Total liabilities	20,425,482	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,728,197 shares issued and 39,083,495 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,728	43,656
Additional paid-in capital	1,181,049	1,179,646
Accumulated other comprehensive income	162,364	88,522
Unearned compensation	(1,921)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	189,018	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,416,340	1,262,948

Total liabilities and stockholders’ equity	$21,841,822	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	79,501	—	79,501
Net unrealized gain (loss) on securities	—	—	72,089	—	—	—	—	72,089
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	1,753	—	—	—	—	1,753
Stock issued under various incentive plans, net of forfeitures	72	8,490	—	(1,463)	—	—	—	7,099
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,087)	—	—	—	—	—	(7,087)
Allocation of shares in leveraged ESOP	—	—	—	—	37	—	—	37

Balance at June 30, 2003	$43,728	$1,181,049	$162,364	$(1,921)	$(1,406)	$189,018	$(156,492)	$1,416,340